                                                                    EXHIBIT 99.1

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
 Focal Communications Corporation:

  We have audited the accompanying consolidated balance sheets of FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES (a Delaware corporation) as of December 31, 1996 and 1997, and the related consolidated statements of operations (as revised, see Note 14), stockholders' deficit and cash flows for the period from May 31, 1996 (commencement of operations), to December 31, 1996, and for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Focal Communications Corporation and Subsidiaries as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from May 31, 1996 (commencement of operations), to December 31, 1996, and for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                          Arthur Andersen LLP

Chicago, Illinois
January 14, 1998 (Except
 with respect to the matter
 discussed in Note 14, as to
 which the date is November
 13, 1998)

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                     JUNE 30,
                                        DECEMBER 31,   DECEMBER        1998
                ASSETS                      1996       31, 1997    (UNAUDITED)
                ------                  ------------  -----------  ------------
CURRENT ASSETS:
  Cash and cash equivalents............ $ 3,790,121   $ 2,256,552  $140,077,423
  Accounts receivable, trade (net of
   allowance for doubtful accounts of
   $469,000 and $1,298,000 at December
   31, 1997 and June 30, 1998,
   respectively).......................         --      2,355,814     7,879,444
  Related-party receivables............      16,883        34,883           --
  Other current assets.................         --         90,559       384,104
                                        -----------   -----------  ------------
    Total current assets...............   3,807,004     4,737,808   148,340,971
                                        -----------   -----------  ------------
FIXED ASSETS, at cost:
  Communications network...............         --      7,906,336    12,772,941
  Construction in progress.............      37,285     1,938,236    14,686,578
  Computer equipment...................      45,018       941,237     1,692,504
  Leasehold improvements...............         --        652,173     2,486,749
  Furniture and fixtures...............         --        355,759       530,504
  Motor vehicles.......................         --            --         19,289
                                        -----------   -----------  ------------
                                             82,303    11,793,741    32,188,565
  Less--Accumulated depreciation and
   amortization........................       1,150       616,967     2,079,666
                                        -----------   -----------  ------------
    Fixed assets, net..................      81,153    11,176,774    30,108,899
  Other non-current assets (net).......         --            --      5,573,279
                                        $ 3,888,157   $15,914,582  $184,023,149
                                        ===========   ===========  ============
 LIABILITIES AND STOCKHOLDERS' EQUITY
               (DEFICIT)
 ------------------------------------
CURRENT LIABILITIES:
  Accounts payable..................... $   197,246   $ 1,502,479  $  2,083,051
  Accrued liabilities..................      71,212       367,890     1,103,570
  Current maturities of long-term
   debt................................         --        943,621           --
                                        -----------   -----------  ------------
    Total current liabilities..........     268,458     2,813,990     3,186,621
LONG-TERM DEBT, net of current
 maturities............................         --      2,593,265   156,624,309
                                        -----------   -----------  ------------
OTHER NONCURRENT LIABILITIES...........         --        179,481       358,963
                                        -----------   -----------  ------------
REDEEMABLE COMMON STOCK:
  Class A, $.01 par value, 85,567
   shares authorized and 79,461, 80,307
   and 0 issued and outstanding at
   December 31, 1996, 1997 and June 30,
   1998................................   4,024,653    12,403,218           --
                                        -----------   -----------  ------------
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, Class A, $.01 par
   value, 85,567 shares authorized and
   80,307 issued and outstanding at
   June 30, 1998.......................         --            --            803
  Common stock, Class B, $.01 par
   value; 35,000 shares authorized,
   20,000 shares issued at December
   31, 1996, 1997 and June
   30, 1998............................         200           200           200
  Common stock, Class C, $.01 par
   value; 15,000 shares authorized,
   14,711 shares issued at December
   31, 1996, 1997 and June 30, 1998....         147           147           147
  Additional paid-in capital...........   5,200,000     5,096,435    31,298,850
  Deferred compensation................  (5,091,667)   (3,791,667)   (3,141,667)
  Accumulated deficit..................    (513,634)   (3,380,487)   (4,305,077)
                                        -----------   -----------  ------------
    Total stockholders' equity
     (deficit).........................    (404,954)   (2,075,372)   23,853,256
                                        -----------   -----------  ------------
                                        $ 3,888,157   $15,914,582  $184,023,149
                                        ===========   ===========  ============

  The accompanying notes are an integral part of these consolidated financial statements.

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                          FOR THE PERIOD FROM
                             MAY 31, 1996       FOR THE      FOR THE SIX MONTHS
                           (COMMENCEMENT OF   YEAR ENDING      ENDING JUNE 30,
                            OPERATIONS) TO     DECEMBER    ------------------------
                           DECEMBER 31, 1996   31, 1997       1997         1998
                          ------------------- -----------  -----------  -----------
                                                                 (UNAUDITED)
REVENUES................       $     --       $ 4,023,690  $    86,908  $13,180,491
EXPENSES:
  Customer service and
   network operations...             --         2,154,980      252,962    4,613,948
  Selling, general and
   administrative.......         421,777        2,887,372      994,597    3,271,785
  Depreciation and
   amortization.........           1,150          615,817       92,559    2,006,269
  Non-cash compensation
   expense..............         108,333        1,300,000      650,000      650,000
                               ---------      -----------  -----------  -----------
    Total operating
     expenses...........         531,260        6,958,169    1,990,118   10,542,002
                               ---------      -----------  -----------  -----------
    Operating income
     (loss).............        (531,260)      (2,934,479)  (1,903,210)   2,638,489
                               ---------      -----------  -----------  -----------
OTHER INCOME (EXPENSE):
  Interest income.......          17,626          195,696       98,939    3,080,715
  Interest expense......             --          (128,070)      (3,697)  (6,643,794)
                               ---------      -----------  -----------  -----------
                                  17,626           67,626       95,242   (3,563,079)
                               ---------      -----------  -----------  -----------
NET LOSS................       $(513,634)     $(2,866,853) $(1,807,968) $  (924,590)
                               ---------      -----------  -----------  -----------
ACCRETION TO REDEMPTION
 VALUE OF CLASS A COMMON
 STOCK..................             --          (103,565)     (51,780)         --
                               ---------      -----------  -----------  -----------
NET LOSS APPLICABLE TO
 COMMON STOCKHOLDERS....       $(513,634)     $(2,970,418) $(1,859,748) $  (924,590)
                               =========      ===========  ===========  ===========
BASIC AND DILUTED NET
 LOSS PER SHARE OF
 COMMON STOCK...........       $  (30.22)     $    (35.21) $    (22.23) $    (10.47)
                               =========      ===========  ===========  ===========
BASIC AND DILUTED
 WEIGHTED AVERAGE NUMBER
 OF SHARES OF COMMON
 STOCK OUTSTANDING......          16,996           84,373       83,673       88,307
                               =========      ===========  ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

 FOR THE PERIOD FROM MAY 31, 1996 (COMMENCEMENT OF OPERATIONS), TO DECEMBER 31,
   1996, FOR THE YEAR ENDED DECEMBER 31, 1997, AND FOR THE SIX MONTHS ENDED
                                 JUNE 30, 1998

                                         CLASS A          CLASS B          CLASS C
                                      COMMON STOCK     COMMON STOCK     COMMON STOCK
                      COMMON STOCK   $.01 PAR VALUE   $.01 PAR VALUE   $.01 PAR VALUE   ADDITIONAL
                      -------------- ---------------- ---------------- ----------------   PAID-IN      DEFERRED   ACCUMULATED
                      SHARES  AMOUNT SHARES   AMOUNT  SHARES   AMOUNT  SHARES   AMOUNT    CAPITAL    COMPENSATION   DEFICIT
                      ------  ------ -------- ------- -------- ------- -------- ------- -----------  ------------ -----------
May 31, 1996
 (commencement of
 operations).....        --    $--        --   $  --       --   $  --       --   $  --         $--          $--          $--
 Issuance of
  common stock...      1,500    --        --      --       --      --       --      --          --           --           --
 Conversion of
  common stock to
  Class B
  common.........     (1,125)   --        --      --    20,000     200      --      --          --           --           --
 Conversion of
  common stock to
  Class C
  common.........       (375)   --        --      --       --      --    14,711     147         --           --           --
 Deferred
  compensation...        --     --        --      --       --      --       --      --    5,200,000   (5,200,000)         --
 Amortization of
  deferred
  compensation...        --     --        --      --       --      --       --      --          --       108,333          --
 Net loss........        --     --        --      --       --      --       --      --          --           --      (513,634)
                      ------   ----  --------  ------ --------  ------ --------  ------ -----------   ----------  -----------
BALANCE,
 December 31, 1996..     --     --        --      --    20,000     200   14,711     147   5,200,000   (5,091,667)    (513,634)
 Accretion of
  redeemable
  common stock...        --     --        --      --       --      --       --      --     (103,565)         --           --
 Amortization of
  deferred
  compensation...        --     --        --      --       --      --       --      --          --     1,300,000          --
 Net loss........        --     --        --      --       --      --       --      --          --           --    (2,866,853)
                      ------   ----  --------  ------ --------  ------ --------  ------ -----------   ----------  -----------
BALANCE,
 December 31, 1997..     --     --        --      --    20,000     200   14,711     147   5,096,435   (3,791,667)  (3,380,487)
                      ------   ----  --------  ------ --------  ------ --------  ------ -----------   ----------  -----------
Adjustment to
 reflect
 amendment to
 stock purchase
 agreement.......        --     --     80,307     803      --      --       --      --   12,402,415          --           --
Class A Common
 Capital
 Contributions...        --     --        --      --       --      --       --      --   13,800,000          --           --
Amortization of
 deferred
 compensation....        --     --        --      --       --      --       --      --          --       650,000          --
Net Loss.........        --     --        --      --       --      --       --      --          --           --      (924,591)
                      ------   ----  --------  ------ --------  ------ --------  ------ -----------   ----------  -----------
BALANCE, June 30,
 1998
 (Unaudited).....        --    $--     80,307  $  803   20,000  $  200   14,711  $  147 $31,298,850   (3,141,667) $(4,305,078)
                      ======   ====  ========  ====== ========  ====== ========  ====== ===========   ==========  ===========
                         TOTAL
                      ------------
May 31, 1996
 (commencement of
 operations).....            $--
 Issuance of
  common stock...             --
 Conversion of
  common stock to
  Class B
  common.........             200
 Conversion of
  common stock to
  Class C
  common.........             147
 Deferred
  Compensation...             --
 Amortization of
  deferred
  compensation...         108,333
 Net loss........        (513,634)
                      ------------
BALANCE,
 December 31, 1996..     (404,954)
 Accretion of
  redeemable
  common stock...        (103,565)
 Amortization of
  deferred
  compensation...       1,300,000
 Net loss........      (2,866,853)
                      ------------
BALANCE,
 December 31, 1997..   (2,075,372)
                      ------------
Adjustment to
 reflect
 amendment to
 stock purchase
 agreement.......      12,403,218
Class A Common
 Capital
 Contributions...      13,800,000
Amortization of
 deferred
 compensation....         650,000
Net Loss.........        (924,590)
                      ------------
BALANCE, June 30,
 1998
 (Unaudited).....     $23,853,256
                      ============


  The accompanying notes are an integral part of these consolidated financial statements.

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           PERIOD FROM
                          MAY 31, 1996
                          (COMMENCEMENT
                               OF       FOR THE YEAR    FOR SIX MONTHS ENDED
                          OPERATIONS),     ENDED              JUNE 30,
                           TO DECEMBER  DECEMBER 31,  -------------------------
                            31, 1996        1997         1997          1998
                          ------------- ------------  -----------  ------------
                                                            (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
  Net loss..............   $ (513,634)  $ (2,866,853) $(1,807,968) $   (924,590)
  Adjustments to
   reconcile net loss to
   net cash provided by
   (used in) operating
   activities--
    Depreciation and
     amortization.......        1,150        615,817       92,559     2,006,269
    Deferred lease
     costs..............          --         179,481          --        179,484
    Deferred
     Compensation
     Expense............      108,333      1,300,000      650,000       650,000
    Amortization of
     discount on senior
     discount notes.....          --             --           --      6,596,702
    Provision for losses
     on accounts
     receivable.........          --         469,000       11,051       829,000
    Changes in operating
     assets and
     liabilities--
      Accounts
       receivable.......          --      (2,824,814)     (97,959)   (6,352,630)
      Related-party
       receivables......      (16,883)       (18,000)      16,883        34,883
      Other assets......          --         (90,559)     (96,985)     (293,545)
      Accounts payable
       and accrued
       liabilities......      268,458      1,601,911      273,432     1,316,252
                           ----------   ------------  -----------  ------------
        Net cash
         provided by
         (used in)
         operating
         activities.....     (152,576)    (1,634,017)    (958,987)    4,041,825
                           ----------   ------------  -----------  ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
  Capital expenditures..      (82,303)   (11,655,524)  (3,695,993)  (20,394,824)
                           ----------   ------------  -----------  ------------
        Net cash used in
         investing
         activities.....      (82,303)   (11,655,524)  (3,695,993)  (20,394,824)
CASH FLOW FROM FINANCING
 ACTIVITIES:
  Net proceeds from
   issuance of long-term
   debt.................          --       3,697,500       67,448   143,910,756
  Payments on bank
   credit facility and
   capital leases.......          --        (216,528)      (7,061)   (3,536,886)
  Proceeds from Class A
   common capital
   contributions........    4,025,000      8,275,000    4,275,000    13,800,000
                           ----------   ------------  -----------  ------------
        Net cash
         provided by
         financing
         activities.....    4,025,000     11,755,972    4,335,387   154,173,870
                           ----------   ------------  -----------  ------------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............    3,790,121     (1,533,569)    (319,593)  137,820,871
CASH AND CASH
 EQUIVALENTS, beginning
 of period..............          --       3,790,121    3,790,121     2,256,552
                           ----------   ------------  -----------  ------------
CASH AND CASH
 EQUIVALENTS, end of
 period.................   $3,790,121   $  2,256,552  $ 3,470,528  $140,077,423
                           ==========   ============  ===========  ============

  The accompanying notes are an integral part of these consolidated financial statements.

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            DECEMBER 31, 1996 AND 1997, AND JUNE 30, 1997 AND 1998

1.   ORGANIZATION AND OPERATIONS

     Focal Communications Corporation began operations on May 31, 1996. Focal Communications Corporation and Subsidiaries (the "Company") is a competitive local exchange carrier ("CLEC") in the United States and offers a range of telecommunications services. The Company currently has operations in Illinois and New York. The Company competes with incumbent local exchange carriers ("ILECs") by providing high quality, local telecommunications services, primarily over fiber optic digital networks, to meet the voice and data transmission needs of its customers. The Company's customers are principally telecommunications-intensive businesses, other carriers and resellers and internet service providers.

     The Company incurred an accumulated deficit of $3,380,487 from May 31, 1996 (commencement of operations), through December 31, 1997. The Company must recognize significant sales and obtain additional capital to adequately grow its operations. Future profitability of the Company is dependent upon continued market acceptance and the Company continuing to adequately provide and maintain its services. Management believes that current financial forecasts, marketing strategies and capital raising plans are adequate to address these issues.


2.   SIGNIFICANT ACCOUNTING POLICIES

   Basis of Presentation

     The 1996, 1997, and June 30, 1998 consolidated balance sheets include the accounts of the Company and all wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.


   Unaudited Interim Financial Information

     The unaudited consolidated balance sheets as of June 30, 1997 and 1998, the unaudited consolidated statements of stockholders' equity for the six months ended June 30, 1997 and 1998 and the unaudited statements of operations and cash flows for the six months ended June 30, 1997 and 1998 include, in the opinion of management, all adjustments (consisting of normal and recurring adjustments) necessary to present fairly the Company's financial position, results of operations and cash flows. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results which may be expected for the year ended December 31, 1998. All information included in these notes to financial statements related to the six months ended June 30, 1997 and 1998 is unaudited.


   Basis of Accounting

     The accompanying consolidated financial statements have been prepared on the accrual basis of accounting.


   Use of Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

   Risks and Uncertainties

     The Company has recorded revenues and related accounts receivable totaling $1.7 million as of December 31, 1997, and $4.4 million as of June 30, 1998 from another carrier who is currently disputing its obligation to the Company. This dispute was ruled on in favor of the Company by the Illinois Commerce Commission ("ICC") in March, 1998. The other carrier has appealed the ICC ruling, and a stay of payments due was granted in federal district court pending consideration of the appeal. A federal court hearing took place in June and a ruling was rendered on July 21, 1998 affirming the ICC order. The stay of the ICC order has been continued for an additional 35 days to allow the parties to appeal.

   Concentration of Suppliers

     The Company currently leases its transport capacity from a limited amount of suppliers and is dependent upon the availability of fiber optic transmission facilities owned by the suppliers. The Company is currently vulnerable to the risk of renewing favorable supplier contracts, timeliness of the supplier in processing the Company's orders for customers and is at risk to regulatory agreements that govern the rates to be charged to the Company.

   Cash and Cash Equivalents

     Cash and cash equivalents (stated at cost which approximates market) consist principally of highly liquid investments, with a maturity date of three months or less when purchased.

   Revenue Recognition

     Revenue is recognized over the period in which the services are provided. Monthly recurring charges include fees paid by customers for lines in service, additional features on those lines and colocation space. These charges are billed monthly, in advance, and are fully earned during the month. Usage charges, initial, non-recurring charges, and reciprocal compensation charges are billed in arrears and are fully earned when billed.

   Depreciation and Amortization

     Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

         ASSET DESCRIPTION                              USEFUL LIFE
         -----------------                              -----------
      Communications network.............     3-8 years
      Computer equipment.................     3 years
      Leasehold improvements.............     Shorter of asset life or life of lease
      Furniture and fixtures.............     2-5 years

     When depreciable assets are replaced or retired, the amounts at which such assets were carried are removed from the respective accounts and charged to accumulated depreciation and any gains or losses on disposition is recorded currently in the consolidated statements of operations.

     Maintenance and repairs are charged to expense as incurred, while major replacements and improvements are capitalized.

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

   Impairment of Long-Lived Assets

     The Company periodically assesses the recoverability of the carrying cost of its long-lived assets based on a review of its projected undiscounted cash flows related to the asset held for use. If assets are determined to be impaired then the asset is written down to its fair value based on the present value of the discounted cash flows of the related asset or other relevant measures (quoted market prices, third party offers, etc.). Based on its review, management does not believe that an impairment of the long-lived assets has occurred.

   Capitalized Interest

     Interest is capitalized in connection with the construction of major facilities and communication networks. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset's estimated useful life. No interest was capitalized for the period from May 31, 1996, to December 31, 1996, for the year ended December 31, 1997, and for the six months ended June 30, 1998.

   Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," pursuant to which deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates currently in effect. State and local taxes may be based on factors other than income.

   Other Noncurrent Liabilities

     Other noncurrent liabilities represent deferred lease incentives which reduce lease expense ratably over future periods.

   Financial Instruments

     The carrying amounts of the Company's financial instruments at December 31, 1996 and 1997 and June 30, 1997 and 1998 approximate their fair values. The following methods were used in estimating fair value disclosures for significant financial instruments: (i) cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their carrying amount due to the short duration of those instruments and (ii) long-term debt approximates the underlying cash flows discounted at the Company's incremental borrowing rates.

   Stock-Based Compensation

     The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense has been recorded for its stock option awards, but rather, the Company has determined the pro forma net loss amount for 1997, and the six months ended June 30, 1998 as if compensation expense had been recorded for options granted during 1997 and the six months ended June 30, 1998 under the fair value method described in SFAS No. 123, "Accounting for Stock-Based Compensation."

     The Company utilized the Black-Scholes option pricing model to estimate the fair value of options at the date of grant during 1997 and the six months ended June 30, 1998. Had the Company adopted SFAS No. 123, pro forma net loss applicable to common stockholders and pro forma basic and diluted net loss per share of common stock would have been approximately $(3,010,434) and $(35.68) for the year ended December 31, 1997,

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES and $(997,263) and $(11.29) for the six months ended June 30, 1998. The pro forma disclosure is not likely to be indicative of pro forma results which may be expected in future years because of the fact that options vest over several years, compensation expense is recognized as the options vest and additional awards may also be granted.

   As explained in Note 10, on November 27, 1996 the executives completed the Exchange (as defined in Note 10) as part of the Agreement. Certain of the Class B common shares issued in the exchange vest over the term of employment and, as a result are compensatory in nature. Accordingly, compensation expense totalling $5.2 million will be charged to income over the vesting period of the Class B common shares. Compensation expense relating to the Exchange of $108,333 and $1.3 million was recorded in 1996 and 1997 respectively.

   Accretion to Redemption Value of Class A Common Stock

     Accretion to redemption value of redeemable Class A common stock represents the change in the redemption value of all outstanding Class A common stock allocable to each period. The redemption values for all Class A common shares are based on fair market value and accretion is calculated using the effective interest method (Note 11).


   Loss Per Share

     Basic and diluted loss per share were computed in accordance with SFAS No. 128, "Earnings Per Share" (Note 7).

3.   RELATED-PARTY RECEIVABLES

     As part of the stock purchase agreement (Note 10), executive shareholders, as defined, purchased their Class A common shares with 90-day promissory notes. The promissory notes are with recourse to each executive and have a prepayment provision without penalty. The notes are secured by a pledge of all Company common stock and other assets held by the executives. Interest accrues on a daily basis at a rate equal to the applicable federal rate for obligations of similar duration. On June 30, 1998 there were no receivables due from the executive shareholders.

4.   LONG-TERM DEBT

     During September, 1997, the Company entered into a credit facility with a bank which provides for, among other things, a committed equipment line of up to a maximum principal amount of $6,000,000. The credit facility expires on October 30, 2002.

     The Company may request advances ranging from 70% to 100%, of invoice amounts related to equipment purchases and construction of facilities, as defined. All advances under the committed equipment line bear interest at two percentage points above the prime rate (10.5% at December 31, 1997).

     All advances that are outstanding for 30 days will be payable in 48 equal monthly installments of principal, plus all accrued interest. Advances, once repaid, may not be reborrowed. Total advances of $3,480,972 were outstanding as of December 31, 1997. All of the outstanding Class A, Class B and Class C common stock have been pledged as security for the performance of all obligations as defined in the credit facility. In February 1998 all amounts outstanding on this credit facility were repaid and the credit facility was terminated.

     In February, 1998, the Company completed its offering of $270 million stated principal amount at maturity of its 12.125% senior discount notes due 2008 (the "Notes"), which resulted in gross proceeds of $150,027,606. The Notes bear interest at the rate of 12.125% per annum (computed on a semiannual bond equivalent basis). In the period prior to February 15, 2003, interest will accrue but will not be payable in cash. From February 15, 2003, interest on the stated principal amount at maturity of the Notes will be payable in cash semi-annually on August 15 and February 15 of each year, beginning on August 15, 2003.

     The Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all other existing and future senior indebtedness of the Company, if any, and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company, if any. Holders of secured indebtedness of the

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Company, however, will have claims that are prior to the claims of the holders of the Notes with respect to the assets securing such other indebtedness. The Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries (including accounts payable).

     The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after February 15, 2003, at 106.063% of their stated principal amount at maturity, plus accrued and unpaid current interest, declining ratably to 100% of their stated principal amount at maturity, plus accrued and unpaid current interest, on or after February 15, 2006. In addition, at any time and from time to time, prior to February 15, 2001, the Company may redeem in the aggregate up to 35% of the original aggregate stated principal amount at maturity of the Notes with the proceeds from one or more public equity offerings following which there is a public market, at a redemption price (expressed as a percentage of accreted value on the redemption date) of 112.125%, plus additional interest, if any; provided that at least 65% of the original aggregate stated principal amount at maturity of the Notes remains outstanding after each such redemption.

     The Notes indenture contains certain covenants which, among other things, restrict the ability of the Company and certain of its subsidiaries to incur additional indebtedness (and, in the case of certain subsidiaries, issue preferred stock), pay dividends or make distributions in respect of the Company's or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, incur liens, cause encumbrances or restrictions to exist on the ability of certain subsidiaries to pay dividends or make distributions in respect of their capital stock, issue and sell capital stock of certain subsidiaries, enter into transactions with affiliates, sell assets, or amalgamate, consolidate, merge or sell or otherwise dispose of all or substantially all of their property and assets. These covenants are subject to exceptions and qualifications. The Company is in compliance with these covenants as of June 30, 1998.

     Long-term debt at December 31, 1997 and June 30, 1998, consists of the following:

                                                     DECEMBER 31,        JUNE 30,
                                                         1997              1998
                                                     ------------     -------------
                                                                       (UNAUDITED)
     Credit facility with bank, maximum borrowing
       level at $6,000,000..........................   $3,480,972      $         --
     12.125% senior discount notes due 2008, net of
       unamortized discount of $113,375,691.........           --       156,624,309
     Capital leases on equipment with interest at
       14.66%, $2,327 due monthly through April,
       2000.........................................       55,914                --
                                                       ----------      ------------
                                                        3,536,886       156,624,309
     Less--Current Maturities.......................      943,621                --
                                                       ----------      ------------
                                                       $2,593,265      $156,624,309
                                                       ==========      ============

     Aggregate maturities of long-term debt outstanding as of December 31, 1997, is as follows:

     1998........................................................... $  943,621
     1999...........................................................    943,621
     2000...........................................................    937,579
     2001...........................................................    712,065
                                                                     ----------
          Total..................................................... $3,536,886
                                                                     ==========

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

5. STOCK OPTIONS

  The Company established the Focal Communications Corporation 1997 Non-Qualified Stock Option Plan (the "Plan") effective February 27, 1997. The Plan is administered by the Company's Board of Directors (the "Board"). The Board has sole and complete authority to select participants and grant options for the Company's Class A common shares which shall not exceed 5,260 shares, as defined. During 1997, and the six months ended June 30, 1998 stock options were granted to employees and a director with exercise prices approximating the fair market value of the shares on the date of grant and, accordingly, no compensation expense has been recognized in connection with the options.

  The Plan gives the Board complete discretion in determining vesting periods and terms of each participant's options granted. All options granted to employees and to a director during 1997 and the six months ended June 30, 1998 provide vesting ranging from three to four years. Vesting occurs at 10% immediately for one participant, 25% on the first-year anniversary from grant date for all remaining participants and vesting at 12.5% to 15% every six months for the remainder of vesting years. The term of each option is 10 years. In addition, the Plan provides for accelerated vesting upon certain events, as defined.

  The following summarizes option activity:

                                                                        WEIGHTED
                                                  SHARES OF             AVERAGE
                                                   CLASS A   EXERCISE   EXERCISE
                                                   COMMON     PRICES     PRICES
                                                  --------- ----------- --------
      Outstanding at December 31, 1996..........      --    $       --  $   --
        Granted during 1997.....................    1,222   $290-$  320 $296.61
                                                    -----   ----------- -------
      Outstanding at December 31, 1997..........    1,222   $290-$  320 $296.61
                                                    =====   =========== =======
        Granted during the six months ended June
         30, 1998...............................    1,784   $335-$1,050 $788.54
                                                    -----   ----------- -------
      Outstanding at June 30, 1998..............    3,006   $290-$1,050 $588.56
                                                    =====   =========== =======

  The fair value of each option was estimated on the date of grant based on the Black-Scholes option pricing model assuming, among other things, no dividend yield, a risk-free interest rate ranging from 5.62% to 6.66%, expected volatility of 41.67% and expected life of five years.

  The Black-Scholes option model estimated the weighted average fair value at the date of grant of options granted in 1997 and for the six months ended June 30, 1998 to be $280 per option as of June 30, 1998. The remaining contractual life of all options was approximately 10 years.

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

6. INCOME TAXES

  There is no current or deferred tax expense for the period from May 31, 1996, to December 31, 1996, for the year ended December 31, 1997, and for the six months ended June 30, 1997 and 1998. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income. Management has considered these factors and has concluded that a full valuation allowance for financial reporting purposes is required for the deferred tax assets. The income tax effect of temporary differences comprising the net deferred tax asset is a result of the following:

                                                             1996      1997
                                                           --------  ---------
      Deferred income tax liabilities--Depreciation....... $    --   $(227,000)
                                                           --------  ---------
      Deferred income tax assets--Assets recorded for tax
       purposes...........................................      --     205,000
      Net operating losses................................   76,000    724,000
                                                           --------  ---------
                                                             76,000    929,000
                                                           --------  ---------
      Less--Valuation allowance...........................  (76,000)  (702,000)
                                                           --------  ---------
      Net deferred tax assets............................. $    --   $     --
                                                           ========  =========

  The Company has net operating loss carryforwards as of December 31, 1997 of approximately $1,811,000 for tax purposes to offset future taxable income. The operating loss carryforwards expire principally in 2012.

7. LOSS PER SHARE

  SFAS No. 128, "Earnings Per Share," requires the Company to calculate its earnings per share based on basic and diluted earnings per share, as defined. Basic and diluted loss per share for the period from May 31, 1996, to December 31, 1996, for the year ended December 31, 1997, and for the six months ended June 30, 1998 was computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock (Class A and Class B common stock), as discussed further in Note 14.

  The 14,711 Class C common shares and the Company's 2,694 unvested stock options granted during 1997 and the six months ended June 30, 1998, are antidilutive and have been excluded from diluted loss per share calculation for the year ended December 31, 1997 and the six months ended June 30, 1998.

8. EMPLOYEE BENEFIT PLAN

  The Company has a 401(k) Plan (the "Plan") covering substantially all eligible employees. Under the Plan, participants may make pretax contributions from 1% to 15% of eligible earnings, as defined. The Company may elect to contribute to the Plan at its discretion. There have been no Company contributions to the Plan for the years ended December 31, 1996 and 1997. In February 1998 the company elected to match 30% of the first 10% that an employee contributes to the plan.

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

9. COMMITMENTS AND CONTINGENCIES

  Under the terms of various short- and long-term contracts, the Company is obligated to pay office rents and rent for leasing fiber optic transmission facilities. The Company is obligated to pay office rents in connection with its operations through 2012. The office rent contracts provide for certain scheduled increases and for possible escalation of basic rentals based on a change in the cost of living or on other factors. The Company expects to enter into other contracts for additional office space, other facilities, equipment and maintenance services in the future.

  A summary of such fixed commitments at December 31, 1997, is as follows:

      YEAR                                                              AMOUNT
      ----                                                            ----------
      1998........................................................... $  575,000
      1999...........................................................    584,000
      2000...........................................................    595,000
      2001...........................................................    475,000
      2002...........................................................    500,000
      Thereafter.....................................................  4,784,000
                                                                      ----------
        Total........................................................ $7,513,000
                                                                      ==========

  Rent expense under operating leases for office rent and rent for leasing fiber optic transmission facilities was approximately $6,488 for the period from May 31, 1996, to December 31, 1996, and $651,159 for the year ended December 31, 1997.

  In the ordinary course of business, the Company is involved in various regulatory matters (Note 2), proceedings and claims. In the opinion of the Company's management, the outcome of such proceedings will not have a materially adverse effect on the Company's financial position, results of operations or cash flows.

10. STOCK PURCHASE AGREEMENT

  On November 27, 1996, the Company entered into a Stock Purchase Agreement (the "Agreement") with Institutional Investors and Executives ("Investors"), as defined in the Agreement. The Agreement resulted in 79,384 shares of Class A Common Stock, par value $.01 per share being issued for an aggregate purchase price of $4 million, and subsequent transactions in which Investors will make pro-rata contributions to the capital of the Company (with no additional shares being issued) of up to an additional $21.8 million (total investment of up to $25.8 million). Total capital contributions to the Company for the issuance of Class A common were $4,025,000, $8,275,000, and $13,800,000 for the period from May 31, 1996, to December 31, 1996, for the year ended December 31, 1997, and for the six months ended June 30, 1998, respectively.

  Subsequent to the closing of the Agreement, the Company sold 77 shares and 846 shares of Class A Common shares to Designees (as defined in the Agreement) of the Institutional Investors, for a total purchase price of $25,000 and $275,000 for the period from May 31, 1996, to December 31, 1996, and for the year ended December 31, 1997, respectively.

  As part of the Agreement, the Company and Executives' existing common stock held by the executives converted into newly issued Class B common and Class C common shares (the "Exchange"). The closing of the Exchange and issuance of Class B common and Class C common shares took place simultaneously with the initial closing of the issuance of Class A common shares under the Agreement. A summary of the Company's Class A, B and C common stock is as follows:

    Class A Common--A total of 85,567 shares have been authorized and 79,461 and 80,307 are issued and outstanding as of December 31, 1996 and 1997, respectively. Institutional Investors, as defined, who

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES hold Class A common shares have the right to put the shares to the Company at fair market value (Note 11). Once the put right is exercised by the Institutional Investors, the Executive Investors and Designees of the Institutional Investors have the right to participate in the put option as to all, but not less than all, of the shares of Class A common owned by them and pursuant to the Agreement. The Class A common held by Institutional Investors have demand registration rights, all Class A common stockholders have voting rights, piggyback registration rights, participate in earnings and dividends and other preference features, as defined.

    Class B Common--A total of 35,000 shares have been authorized and 20,000 shares are issued and outstanding as of December 31, 1996 and 1997. Class B common stockholders have voting rights, piggyback registration rights, participate in earnings and dividends and other preference features, as defined. The Executive Stock Agreement ("ESA") provides vesting for Class B common of 20% at the closing of the Agreement and an additional 20% on each of the four anniversaries of the closing date of the Agreement. The ESA also provides for vesting acceleration upon the occurrence of certain events (as defined): (a) qualified sale of the Company; (b) qualified reorganization; and (c) public offering of the Company's stock.

    Class C Common--A total of 15,000 shares have been authorized and 14,711 shares are issued and outstanding as of December 31, 1996 and 1997. Class C common stockholders have voting rights in which the executives have named the Institutional Investors as their proxies to vote all unvested Class C common shares. The ESA and other vesting agreements, under the Agreement, provide vesting of the Class C common shares. Under the vesting agreements, the Class C common shares vest, based upon certain triggering events (as defined), including: (a) qualified sale of the Company; (b) qualified liquidation of the Company; and (c) public offering of the Company's stock. The Class C common shares will be automatically forfeited on November 27, 2003 if a triggering event does not occur. Once a triggering event takes place the vesting of Class C common shares will also be subject to vesting under the ESA which provides vesting at 20% at the closing of the agreement and an additional 20% on each of the four anniversaries of the closing date (November 27, 1996). Pursuant to the vesting agreements, upon the vesting of any shares of Class C common an equal number of shares of Class A common held by the Institutional Investors will be forfeited. At the time of a triggering event the Company will be subject to a compensation charge equal to the value transferred to the Class C common stockholders.

11. REDEEMABLE COMMON STOCK

  As defined in the Agreement (Note 10), Institutional Investors which hold an aggregate of 78,461 shares of Class A common shares have the right to put the shares to the Company on or after November 27, 2003, at the greater of the initial purchase price per share of Class A common owned by the Institutional Investors or fair market value, as defined in the Agreement. Once the put right is exercised by the Institutional Investors, the Executive Investors and Designees of the Institutional Investors have the right to participate in the put option as to all, but not less than all, of the shares of Class A common owned by them and pursuant to the Agreement. This put right automatically terminates upon the closing of an initial public offering, as defined. The Company records accretion each quarter to the expected redemption value at November 27, 2003, based on the effective interest method.

  Although management has not obtained an appraisal of the fair market value of the Company, certain public equity transactions have occurred within the industry upon which management has based its estimate on the potential redemption value of the aforementioned shares to be $333 and $325 per share as of December 31, 1997 and 1996, respectively. The Company recorded accretion totaling $103,565 and $0 for the year ended December 31, 1997, and for the period from May 31, 1996, to December 31, 1996, respectively.

  During January 1998, the Agreement was amended and the aforementioned put right was replaced by a provision which would allow the Class A common Institutional Investors, Executive Investors, and Designees of

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Institutional Investors, as defined, to require the Company to voluntarily liquidate. The Institutional Investors at any time and from time to time on or after November 27, 2003, but not after the consummation of a public offering, shall have the right to require the Company to voluntarily liquidate the assets of the Company. Upon receipt of notice of the required liquidation, the Company may elect to purchase all but not less than all of the Institutional Investors' Class A common shares.

12. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Cash paid for interest and noncash investing and financing activities for the year ended December 31, 1997, and for the six months ended June 30, 1998, was as follows:

                                                       FOR THE YEAR FOR THE SIX
                                                          ENDED     MONTHS ENDED
                                                       DECEMBER 31,   JUNE 30,
                                                           1997         1998
                                                       ------------ ------------
                                                                    (UNAUDITED)
      Cash paid during the year for interest.........    $ 94,533     $69,079
                                                         ========     =======
      Fixed assets acquired under capital leases.....    $ 68,589     $   --
                                                         ========     =======
      Payments made under capital leases.............    $ 12,675     $51,908
                                                         ========     =======
      Accretion to redemption value of Class A common
       stock.........................................    $103,565     $   --
                                                         ========     =======

13. SELECTED CONSOLIDATED QUARTERLY INFORMATION (UNAUDITED)

                            1ST QUARTER  2ND QUARTER  3RD QUARTER  4TH QUARTER
                            -----------  -----------  -----------  -----------
1996 (for period from May
 31, 1996 (commencement of
 operations), to December
 31, 1996)--
  Revenues................. $      --    $       --   $      --    $      --
  Loss from operations.....        --            --      (21,650)    (509,610)
  Net loss applicable to
   common stockholders.....        --            --      (21,650)    (491,984)
  Basic and diluted net
   loss per share.......... $      --    $       --   $    (5.41)  $   (14.37)
                            ==========   ===========  ==========   ==========
1997--
  Revenues................. $      --    $    86,908  $1,226,076   $2,710,706
  Loss from operations.....   (757,521)   (1,145,689)   (786,384)    (244,885)
  Net loss applicable to
   common stockholders.....   (740,492)   (1,119,257)   (791,445)    (319,224)
  Basic and diluted net
   loss per share.......... $    (8.87)  $    (13.34) $    (9.39)  $    (3.72)
                            ==========   ===========  ==========   ==========
1998--
  Revenues................. $5,102,448   $ 8,078,043
  Income from operations...    752,059     1,886,430
  Net loss applicable to
   common stockholders.....   (341,191)     (583,399)
  Basic and diluted net
   loss per share.......... $    (3.86)  $     (6.61)
                            ==========   ===========

               FOCAL COMMUNICATIONS CORPORATION AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

                                            1996                 1997
                                      ------------------  --------------------
                                                   PER                   PER
                                       AMOUNT     SHARE     AMOUNT      SHARE
                                      ---------  -------  -----------  -------
      Net loss, as previously
       reported.....................  $(405,301) $(12.42) $(1,670,418) $(16.69)
      Non-cash compensation expense.   (108,333)   (3.32)  (1,300,000)  (12.99)
                                      ---------  -------  -----------  -------
      Net loss, as adjusted.........  $(513,634) $(15.74) $(2,970,418) $(29.68)
                                      =========  =======  ===========  =======

14. REVISED LOSS PER SHARE

  The Company voluntarily disclosed the Company's earnings per share in the financial statements to Amendment No. 4 to the Company's Registration Statement on Form S-4. In computing loss per share and weighted average shares outstanding, the Company erroneously included all of the Class B common shares which were issued in the calculations. In fact, only the Class B common shares that were fully vested at such time should have been included in the calculations.

  The company has revised this voluntary disclosure to reflect the correct loss per share and weighted average number of shares outstanding. The effect of these revisions is presented below:

                                              For the period from
                                                 May 31, 1996              For the year
                                              (Commencement of               ending               For the six         For the six
                                               Operations) to              December 31,          months ending       months ending
                                              December 31, 1996                1997              June 30, 1997       June 30, 1998
                                              ------------------           ------------          -------------       -------------

Basic and Diluted net loss per share,
as previously reported                            $(15.74)                   $(29.68)              $(18.62)             $ (9.22)


Basic and Diluted net loss per share,
as revised                                        $(30.22)                   $(35.21)              $(22.23)             $(10.47)

Basic and Diluted Weighted Average Number
of Shares of Common Stock Outstanding,
as previously reported                             32,625                    100,093                99,884              100,307

Basic and Diluted Weighted Average Number
of Shares of Common Stock Outstanding,
as revised                                         16,996                     84,373                83,673               88,307
